Exhibit 5.1

Tel. 972-3-69441111
Fax. 972-3-6091116
fbc@fbclawyers.com

May 4, 2018

To:
Check-Cap Ltd.
Check-Cap Building
29 Abba Hushi Avenue
P.O. Box 1271
Isfiya, 3009000, Israel

Re: Check-Cap Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Check-Cap Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the underwritten public offering of the Company (the “Offering”) of (i) up to 2,727,273 units (the “Ordinary Units”), with each Ordinary Unit consisting of one ordinary share, par value NIS 2.40 per share, of the Company (“Ordinary Shares”) and one Series C Warrant to purchase one Ordinary Share; (ii) up to 2,727,273 pre-funded units (the “Pre-Funded Units” and together with the Ordinary Units, the “Units”), with each Pre-Funded Unit consisting of one pre-funded warrant to purchase one Ordinary Share (the “Pre-Funded Warrants”) and one Series C Warrant to purchase one Ordinary Share; (iii) the Ordinary Shares included in the Ordinary Units (the “Firm Shares”); (iv) the Pre-Funded Warrants included in the Pre-Funded Units; (v) the Ordinary Shares underlying the Pre-Funded Warrants included in the Pre-Funded Units (the “Pre-Funded Warrant Shares”); (vi) the Series C Warrants included in the Units (the “Firm Series C Warrants”); (vii) the Ordinary Shares underlying the Firm Series C Warrants included in the Units (the “Firm Series C Warrant Shares”); (viii) up to 409,091 Ordinary Shares (the “Option Shares” and together with the Firm Shares, the “Shares”) and/or up to 409,091 Series C Warrants (the “Option Series C Warrants” and together with the Firm Series C Warrants and the Pre-Funded Warrants, the “Warrants”) issuable upon the exercise of an option granted to the underwriter by the Company; and (ix) the Ordinary Shares underlying the Option Series C Warrants (the “Option Series C Warrant Shares” and together with the Pre-Funded Warrant Shares and the Firm Series C Warrant Shares, the “Warrant Shares”).  We understand that the Units are to be sold to the underwriter for resale to the public as described in the Registration Statement (as defined below) and pursuant to an underwriting agreement to be entered into by and between the Company and the underwriter substantially in the form to be filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).  The Shares, the Warrants and the Warrant Shares shall be referred to herein collectively as the “Securities.”

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement on Form F-1, No. 333-224139 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), as amended to date; (ii) a copy of the articles of association of the Company, as amended and currently in effect (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”) that relate to the Registration Statement and the actions to be taken in connection with the Offering; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of such latter documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents and minutes of meetings of committees of the Board, the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized for issuance by all necessary corporate action by the Company, and upon payment to the Company of the consideration per the applicable Securities as shall be determined by the Board (or a committee thereof), and when issued and sold by the Company in the Offering in accordance with and in the manner described in the Registration Statement (as amended and supplemented through the date of issuance) and the Underwriting Agreement, and with respect to the Warrant Shares, when issued and sold by the Company and paid for in accordance with the terms of the applicable Warrants, the Securities will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Fischer Behar Chen Well Orion & Co.